                                 AMENDMENT NO. 2
                             PARTICIPATION AGREEMENT

     The Participation Agreement (the "Agreement"), dated July 1, 1998 by and among AIM Variable Insurance Funds (formerly AIM Variable Insurance Funds, Inc.) a Delaware trust, A I M Distributors, Inc., a Delaware corporation, The Union Central Life Insurance Company, an Ohio corporation, and Carillon Investments, Inc., an Ohio corporation, previously amended effective May 1, 1999, is hereby amended as follows:

     1. Schedule A of the Agreement, under the Column "Funds Available Under the Policies" in the chart pertaining to Carillon Account and Carillon Life Account, has the AIM V.I. Growth Fund added to the AIM V.I. Capital Appreciation Fund, effective May 1, 1999.

     2. In addition, all parties to the Agreement state that Section 18, titled "Confidentiality", is intended to comply with the parties' duties, if any, under Gramm-Leach-Bliley, SEC Regulation S-P or any other applicable state or federal privacy laws and regulations. This provision is effective on July 1, 2001.

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

                                        THE UNION CENTRAL LIFE INSURANCE COMPANY


Attest: /s/ John F. Lambeier            By: /s/ Kristal E. Hambrick
        -----------------------------       ------------------------------------
Name: John L. Lambeier                  Name: Kristal E. Hambrick
Title: Vice President                   Title: Vice President

(SEAL)


                                        A I M DISTRIBUTORS, INC.


Attest: /s/ Jim Coppedge                By: /s/ Michael J. Cemo
        -----------------------------       ------------------------------------
Name: Jim Coppedge                      Name: Michael J. Cemo
Title: Vice President                   Title: President

(SEAL)


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                                        AIM VARIABLE INSURANCE FUNDS


Attest: /s/ Jim Coppedge                By: /s/ Robert H. Graham
        -----------------------------       ------------------------------------
Name: Jim Coppedge                      Name: Robert H. Graham
Title: Vice President                   Title: President

(SEAL)


                                        CARILLON INVESTMENTS, INC.


Attest: /s/ John F. Lambeier            By: /s/ Elizabeth H. Monsell
        -----------------------------       ------------------------------------
Name: John L. Lambeier                  Name: Elizabeth H. Monsell
Title: Vice President                   Title: President

(SEAL)


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